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[LOGO]
BANKBOSTON.
BancBoston Leasing Inc.

                             BANCBOSTON LEASING INC.

                            MASTER SECURITY AGREEMENT

         This MASTER SECURITY AGREEMENT (the "Agreement") is made as of this 26th day of August, 1999 by MORSE SHOE, INC., a Delaware corporation, with its principal place of business at 555 Turnpike Street, Canton, MA 02021, JBI, INC., a Massachusetts corporation, with its principal place of business at 555 Turnpike Street, Canton, MA 02021, THE CASUAL MALE, INC., a Massachusetts corporation, with its principal place of business at 555 Turnpike Street, Canton, MA 02021, WGS CORPORATION, a Massachusetts corporation, with its principal place of business at 555 Turnpike Street, Canton, MA 02021, TCMB&T, INC., a Massachusetts corporation, with its principal place of business at 555 Turnpike Street, Canton, MA 02021, (collectively, the "Debtor" or "Debtors"), in favor of BANCBOSTON LEASING INC., a Massachusetts corporation, with its head office at 100 Federal Street, Boston, Massachusetts 02110 (the "Secured Party").

RECITALS

         WHEREAS, each Debtor has requested and, from time to time, will request certain credit and financial accommodations from the Secured Party in order to acquire or finance certain capital equipment and for other purposes as well;

         WHEREAS, the obligations of each Debtor under credit and financial accommodations are, and will be, represented by one or more Chattel Promissory Notes executed by each Debtor in favor of the Secured Party; and

         WHEREAS, the Secured Party has made and will make credit and financial accommodations available to each Debtor provided the Secured Party is granted the rights and remedies as set forth in this Agreement;

         NOW, THEREFORE, IN CONSIDERATION OF the foregoing and the mutual promises as hereinafter set forth, each Debtor and the Secured Party agree as follows:

         SECTION 1. DEFINITIONS. All capitalized terms used herein shall have the meanings assigned to them below. Terms which are defined in the Uniform Commercial Code shall have the meanings as set forth in the Uniform Commercial Code unless they are otherwise defined in this Agreement.

         1.1      COLLATERAL.  See Section 2.

         1.2 DEBTOR. The term "Debtor" shall refer to each Debtor individually and collectively to all Debtors herein.

         1.2 ENCUMBRANCE. Any lien, claim, encumbrance, security interest, pledge, mortgage or other charge of any kind or nature upon or with respect to any Collateral.

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         1.3 EQUIPMENT. All equipment including any and all equipment which may be deemed to be Fixtures by a court of competent jurisdiction, any and all furniture and any and all machinery and store fixtures now owned or hereafter acquired by each Debtor, including but not limited to, racking, shelving, displays, computer equipment, and office machines, together with all parts, accessories, attachments, substitutions, and repairs thereto set forth on Schedule 1 to any and a Notes executed by each Debtor in favor of the Secured Party, together with each Debtor's interest in, and right to, any and all manuals, computer programs, data bases and other materials relating to the use, operation or structure of any of such equipment. "Fixture" shall mean goods so related to particular real estate that an interest in them arises under real estate law.

         1.4 EVENT OF DEFAULT.  See Section 10.

         1.5 NOTE OR NOTE(S). Any and all Chattel Promissory Note(s) executed by each Debtor in favor of the Secured Party.

         1.6 OBLIGATIONS. All obligations of the Debtor to the Secured Party of every kind and description, whether direct or indirect, absolute or contingent, primary or secondary, joint or several, due or to become due, or now existing or hereafter arising or acquired and whether by way of loan, discount, letter of credit, lease, or otherwise including, without limitation, the obligations arising under the Note, Security Agreement and this Agreement.

         1.7 UNIFORM COMMERCIAL CODE. The Uniform Commercial Code as in effect in The Commonwealth of Massachusetts.

         SECTION 2. GRANT OF SECURITY INTEREST. To secure the payment and performance of the Obligations, each Debtor hereby assigns and pledges to the Secured Party all of its right, title and interest in, and grants to the Secured Party a continuing lien, claim, encumbrance and security interest in, any and all (a) Equipment set forth on Schedule 1 to any and all Notes executed by any Debtor, whether such Equipment is now owned or existing, or hereafter arising or acquired, and which is owned by any Debtor or in which any Debtor has an interest, together with (i) all, policies and certificates of insurance pertaining to such Equipment, (ii) all attachments, accessions, accessories, tools, parts, supplies, increases and additions to, and all replacements of, and substitutions for, such Equipment, (iii) all accounts, contract rights, general intangibles, instruments, rents, monies, payments, and all other rights arising out of a sale, lease, or other disposition of any of the Equipment, (iv) all proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the Equipment, and (v) all records and data relating to any of the Equipment, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media; all of the above property whether now owned, now due, in which any Debtor has an interest, or hereafter, at any time in the future, acquired, arising, to become due, or in which any Debtor obtains an interest. All products, proceeds and accessions of all of the above described property. The proceeds in which the Secured Party has been granted a security interest hereunder include, without limitation, insurance proceeds in each type of property described in this Section 2 (collectively, the "Collateral").

         SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS RELATING TO EACH DEBTOR. Each Debtor makes the following representations and warranties, and agrees to the following covenants, each of which representations, warranties and covenants shall be continuing and in force so long as any of the Obligations remain outstanding.

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         3.1 NAME; DEBTOR LOCATION; CHANGES. Each Debtor represents the following: (i) the name of each Debtor set forth in this Agreement is the true and correct legal name of each Debtor and the list attached as Exhibit A hereto sets forth a complete and accurate statement of any trade name used within the past year for the Debtors set forth therein and no Debtor has done business under any other trade, assumed, fictitious or any other name during such one year period; and (ii) the address of each Debtor set forth in this Agreement is each Debtor's chief executive office and the place where its business records are kept. Each Debtor will not (a) change its name, identity or organizational structure or (b) change its chief executive office, or place where its business records are kept, unless such Debtor shall have given the Secured Party at least 30 days prior written notice and shall have delivered to the Secured Party such new Uniform Commercial Code financing statements or other documentation as may be necessary or required by the Secured Party to ensure the continued perfection and priority of the security interests granted by this Agreement.

         3.2 ORGANIZATION; GOOD STANDING. Each Debtor is duly organized, validly existing and in good standing under the laws of the state of its organization and is duly qualified and in good standing in every other state in which the nature of its business or properties requires such qualification, except where the failure to so qualify would not have a material adverse impact on the assets or operations of the affected Debtor.

         3.3 AUTHORIZATION OF AGREEMENT; NO CONSENTS; NO CONFLICTS. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action, corporate or otherwise, and do not and will not (i) require any consent or approval of the stockholders of any Debtor, if any, (ii) contravene the terms of the charter, by-laws or other organizational papers of any Debtor, (iii) violate any applicable law, rule or regulation of any governmental agency in any material respect, (iv) contravene any provision of any agreement, instrument, order or undertaking binding on any Debtor or by which any of its properties are bound or affected, in any material respect, (v) other than as contemplated hereby, result in or require the imposition of any Encumbrance on any of the properties of any Debtor, or (vi) other than filings required by the Uniform Commercial Code, require the approval or consent of, or filing or registration with, any governmental or other agency or authority or any other party, or, with respect to subsections (ii), (iii), (iv) and (v) above, to the extent any Debtor has failed to make such filing, it does not and would not have a material adverse impact on any Debtor.

         3.4 LITIGATION; FINANCIAL CONDITIONS; Y2K PROBLEM. Each Debtor represents and warrants that (i) there are no pending actions or proceedings to which each Debtor is a party, and there are no threatened actions or proceedings of which each Debtor has knowledge, before any court, arbitrator or administrative agency which, either individually or in the aggregate, would have a Material Adverse Effect on each Debtor except as set forth on Exhibit B attached hereto, (ii) each Debtor is not in default under any obligation for borrowed money, for the deferred purchase price of property or any Agreement which, either individually or in the aggregate, would have a Material Adverse Effect on each Debtor, (iii) the financial statements of each Debtor (copies of which have been furnished to the Secured Party) have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present the financial condition of each Debtor and the results of its operations as of the date of, and for the period covered by, such statements, and, since the date of such statements, there has been no material adverse change in such conditions or operations,
(iv) each Debtor has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the "Year 2000 Problem," that is, the risk that computer applications used by each Debtor may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to, and any date on or after, December 31, 1999, and have made related appropriate inquiry of material suppliers and vendors and, based on such review and program, each Debtor believes that the "Year 2000 Problem" will not have a Material Adverse Effect on each Debtor, and (v) from time to time, at the request of the Secured Party, each Debtor shall provide to the Secured Party such updated information or documentation as is requested regarding the status of its efforts to address the Year 2000 Problem. For purposes of this Section 3.4, "Material Adverse Effect"

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shall mean (1) a materially adverse effect on the business, condition
(financial or otherwise), operations, performance or properties of each Debtor, or (2) a material impairment of the ability of each Debtor to perform its obligations under, or to remain in compliance with, this Agreement.

         3.5 FINANCIAL PERFORMANCE COVENANTS. Each Debtor shall observe and comply with the following financial performance covenants, which compliance shall be determined as if no Material Accounting Change had occurred (other than any Material Accounting Change specifically taken into account in the setting of such covenants). Secured Party may determine Debtor's compliance with such covenants based upon financial reports and statements provided to Secured Party by Debtor, by BankBoston, N.A. or by BankBoston Retail Finance, Inc. (whether or not such financial reports or statements are required to be furnished pursuant to this Security Agreement) as well as by reference to interim financial information provided to, or developed by, Secured Party. For purposes hereof, any capitalized terms not otherwise defined in this Security Agreement shall have the meanings assigned to them in that certain Loan and Security Agreement dated as of August ____, 1999 ("Loan Agreement") among BankBoston Retail Finance Inc. as administrative Agent and Collateral Agent, certain other financial institutions as revolving credit lenders, Back Bay Capital Funding LLC as term lender, and Debtor as lead borrower for certain other borrowers, as the Loan Agreement existed as of the date of this Security Agreement.

         (i) Each Debtor shall not permit its cumulative Consolidated EBITDA, tested quarterly on a rolling four-quarters basis (three-quarters basis for the test as of October 31, 1999) to be less than the following:

    ------------------------------------------------------------------------
    FISCAL QUARTERS ENDING              MINIMUM CUMULATIVE
    ON OR ABOUT                         CONSOLIDATED EBITDA
    ------------------------------------------------------------------------
    ------------------------------------------------------------------------
    October 31, 1999                    $27,000,000
    ------------------------------------------------------------------------
    January 31, 2000                    40,000,000
    ------------------------------------------------------------------------
    April 30, 2000                      40,000,000
    ------------------------------------------------------------------------
    July 31, 2000                       40,000,000
    ------------------------------------------------------------------------
    October 31, 2000                    41,500,000
    ------------------------------------------------------------------------
    January 31, 2001                    43,000,000
    ------------------------------------------------------------------------
    Thereafter                          43,000,000
    ------------------------------------------------------------------------

         (ii) Each Debtor shall maintain a Fixed Charge Ratio equal to or greater than 1.4 tested quarterly on a rolling four-quarters basis, commencing with the four quarters ending on or about January 31, 2000;

         (iii) Each Debtor shall maintain Overall Availability of not less than $40 million for the period commencing December 10, 2001 and ending December 30, 2001.

         SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS RELATING TO THE COLLATERAL. Each Debtor makes the following representations and warranties, and agrees to the following covenants, each of which representations, warranties and covenants shall be continuing and in force so long as any of the Obligations remain outstanding.

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         4.1 LOCATION OF COLLATERAL; CHANGES. Each Debtor represents that all
Collateral is located at the respective places as set forth on Schedule 1 of the applicable Note. Each Debtor will not move any Collateral unless each Debtor shall have given the Secured Party at least 30 days prior written notice and shall have delivered to the Secured Party such new Uniform Commercial Code financing statements as may be necessary or required by the Secured Party to insure the continued perfection and priority of the security interests granted by this Agreement.

         4.2 PERSONAL PROPERTY. Under the laws of any state in which the Equipment may be located, the Equipment consists solely of personal property and, to the best of each Debtor's knowledge is removable without the consent of any applicable landlord, unless otherwise indicated on Schedule 1 of the applicable Note. In the event the Equipment constitutes fixtures under such applicable laws and upon request of Secured Party, debtor will make commercially reasonable efforts to make appropriate filings in such state to perfect the security interest of the Secured Party; and to deliver to the Secured Party such disclaimer, waiver, or other document as the Secured Party may request, executed by each person having an interest in such real estate.

         4.3 OWNERSHIP OF COLLATERAL; ABSENCE OF LIENS AND RESTRICTIONS. Each Debtor is and, in the case of Collateral acquired after the date hereof, will be the sole legal and equitable owner of the Collateral, holding good and marketable title to the same, free and clear of all Encumbrances, and has good right and legal authority to assign, deliver, and create a security interest in the Collateral in the manner as contemplated by this Agreement. The Collateral is genuine and is what it is purported to be. The Collateral is not subject to any restriction that would prohibit or restrict the assignment, delivery or creation of the security interests contemplated hereunder.

         4.4 FIRST PRIORITY SECURITY INTEREST. This Security Agreement, the Agreement and the Note, together with the filing of Uniform Commercial Code financing statements in the appropriate offices for the location of Collateral, create a valid and continuing lien on and perfected security interest in the Collateral subject only to the BBRF Interest (except for property located in the United States in which a security interest may not be perfected by filing under the Uniform Commercial Code), prior to all other Encumbrances except the BBRF Interest, and is enforceable as such against creditors of the Debtor. Other than in favor of BBRF, no financing statement under the Uniform Commercial Code of any state or other instrument evidencing a lien on the Collateral that names the Debtor as debtor is on file in any jurisdiction and the Debtor has not signed any such document or any agreement authorizing the filing of any such financing statement or instrument.

         4.5 SALES AND FURTHER ENCUMBRANCES. EACH DEBTOR AGREES IT WILL NOT SELL, GRANT, ASSIGN OR TRANSFER ANY INTEREST IN, OR PERMIT TO EXIST ANY ENCUMBRANCE ON, ANY OF THE COLLATERAL OTHER THAN IN FAVOR OF THE SECURED PARTY AND THE BBRF INTEREST EXCEPT AS PERMITTED BY THE SECURED PARTY IN WRITING. EACH DEBTOR SHALL DEFEND ITS TITLE TO, AND THE INTEREST OF THE SECURED PARTY IN, THE COLLATERAL AGAINST ALL CLAIMS AND TAKE ANY ACTION NECESSARY TO REMOVE ANY ENCUMBRANCES OTHER THAN THOSE PERMITTED UNDER THIS AGREEMENT. EACH DEBTOR WILL DEFEND THE RIGHT, TITLE AND INTEREST OF THE SECURED PARTY IN AND TO ANY RIGHTS OF EACH DEBTOR IN THE COLLATERAL.

         4.6 FIXTURE CONFLICTS; REQUIRED WAIVERS. INTENTIONALLY LEFT BLANK

         4.7 MAINTENANCE AND INSPECTION OF COLLATERAL. Each Debtor shall maintain all tangible Collateral in good condition and repair. Each Debtor will not commit or permit damage to, or destruction of, the Collateral or any part of the Collateral. The Secured Party and its designated representatives and agents shall have the right at all reasonable times to examine, inspect, and audit the Collateral wherever located. Each Debtor shall immediately notify the Secured Party (i) of all cases involving the return, rejection, repossession, loss or damage of or to any Collateral, (ii) of any request for credit or adjustment

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or of any other dispute arising with respect to the Collateral, and (iii)
generally of all happenings and events affecting the Collateral or the value or the amount of the Collateral.

         4.8 TAXES, ASSESSMENTS AND LIENS. Each Debtor will pay, when due, all taxes, assessments and liens upon the Collateral, its use or operation, upon this Agreement, upon any Notes evidencing the Obligations, or upon any of the other related documents. Each Debtor may withhold any such payment or may elect to contest any lien if each Debtor is in good faith conducting an appropriate proceeding to contest the obligation to pay provided that the interest of the Secured Party in the Collateral is not jeopardized in the sole opinion of the Secured Party. If the Collateral is subjected to a lien which is not discharged within fifteen (15) days, each Debtor shall deposit with the Secured Party cash, a sufficient corporate surety bond or other security satisfactory to the Secured Party in an amount adequate to provide for the discharge of the lien plus any interest, costs, attorneys' fees or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any contest, each Debtor shall defend itself and the Secured Party and shall satisfy any final adverse judgement before enforcement against the Collateral. Each Debtor shall name the Secured Party as an additional obligee under any surety bond furnished in the contest proceedings.

         4.9 COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. Each Debtor shall comply promptly with all laws, ordinances and regulations of all governmental authorities applicable to the production, disposition, or use of the Collateral. Each Debtor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, provided that the interest of the Secured Party in the Collateral, in the opinion of the Secured Party, is not jeopardized.

         4.10 HAZARDOUS SUBSTANCES. Each Debtor represents and warrants that, to the best of its knowledge, the Collateral never has been, and never will be so long as any of the Obligations remain outstanding, used for the generation, manufacture, storage, transportation, treatment, disposal, release or threatened release of any hazardous waste or substance, as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, ET SEQ. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801, ET SEQ., the Resource Conservation and Recovery Act, 49 U.S.C.
Section 6901, ET SEQ., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. The terms "hazardous waste" and "hazardous substance" shall also include, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos. The representations and warranties contained herein are based on each Debtor's due diligence in investigating the Collateral for hazardous wastes and substances. Each Debtor hereby (a) releases and waives any future claims against the Secured Party for indemnity or contribution in the event each Debtor becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless the Secured Party against any and all claims and losses resulting from a breach of this provision of this Agreement. This obligation to indemnify shall survive the payment of the Obligations and the satisfaction of this Agreement.

         4.11 FURTHER ASSURANCES. Upon the written request of the Secured Party, and at the sole expense of each Debtor, each Debtor will promptly execute and deliver such further instruments and documents and take such further actions as the Secured Party may reasonably deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing statement under the Uniform Commercial Code. Each Debtor authorizes the Secured Party to file any such financing statement without the signature of each Debtor to the extent permitted by applicable law and to file a copy of this Agreement in lieu of a financing statement. If any amount payable under, or in connection with, any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately delivered to the Secured Party, duly endorsed in a manner satisfactory to it.

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         SECTION 5.  INSURANCE.

         5.1 RISKS COVERED. Each Debtor shall maintain a standard all risks of loss insurance policy keeping the Equipment insured against loss or damage occurring while any of the Obligations remain outstanding for an amount not less than the full replacement value of the Collateral. Each Debtor shall be liable for any deductible portions of all required insurance.

         5.2 FORM OF INSURANCE. All insurance required under this Section 5 shall be primary and shall name the Secured Party as loss payee. Such insurance shall also be with such insurers and shall be in such form reasonably satisfactory to the Secured Party and in such amounts as are satisfactory to the Secured Party. All applicable policies shall provide that no act, omission or breach of warranty by each Debtor shall give rise to any defense against payment of the insurance proceeds to the Secured Party. Each Debtor shall pay the premiums for such insurance and, at the request of the Secured Party, deliver to the Secured Party duplicates of such policies or other evidence satisfactory to the Secured Party of such insurance coverage. In any event, each Debtor shall provide the Secured Party with certificates of insurance or such other evidence of coverage, to include endorsements upon the policies issued by the insurers which evidence the existence of insurance coverage required by this Section 5 and by which the insurers agree to give the Secured Party written notice at least thirty (30) days prior to the effective date of any expiration, modification, reduction, termination, refusal to renew or cancellation of any such policies. Each Debtor shall cause to be provided to the Secured Party, not less than fifteen (15) days prior to the scheduled expiration or lapse of such insurance coverage, evidence satisfactory to the Secured Party of renewal or replacement coverage.

         5.3 INSURANCE PROCEEDS. Provided no Event of Default, as defined in
Section 10 below, has occurred and is continuing, the proceeds of insurance required under this Section 5 and payable as a result of loss or damage to the Collateral shall be applied to the repair or replacement of the Collateral. Upon the occurrence of an Event of Default as defined in Section 10 below, each Debtor hereby irrevocably appoints the Secured Party as its attorney-in-fact, which power shall be deemed coupled with an interest, to make claim for, receive payment of, execute and endorse all documents, checks or drafts received in payment for loss or damage under any insurance policies required by this Section 5.

         5.4 EXAMINATION OF INSURANCE. Notwithstanding anything herein, the Secured Party shall not be under any duty to examine any evidence of insurance furnished hereunder, or to ascertain the existence of any policy or coverage, or to advise each Debtor of any failure to comply with the provisions of this Section 5.

         SECTION 6. NOTICES AND REPORTS PERTAINING TO COLLATERAL. Each Debtor will, with respect to the Collateral, promptly notify the Secured Party of any Encumbrance asserted against the Collateral, including any attachment, levy, execution or other legal process levied against any of the Collateral. Each Debtor shall also provide the Secured Party with any information received by each Debtor relating to the Collateral that may, in any way, adversely affect the value of ten percent (10%) or more of the Collateral or the rights and remedies of the Secured Party with respect thereto.

         SECTION 7. SECURED PARTY'S RIGHTS WITH RESPECT TO COLLATERAL. The Secured Party may, at its option and at any time after an Event of Default has occurred, whether or not the Obligations are due, without notice or demand on each Debtor, take the following actions with respect to the
Collateral: (i) subject to the provisions of Section 5, make, adjust and settle claims under any insurance policy related thereto and place and pay for appropriate insurance thereon; (ii) discharge taxes and other Encumbrances at any time levied or placed thereon; (iii) make repairs or provide

                                     -7-

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maintenance with respect thereto; and (iv) pay any necessary filing fees and any taxes arising as a consequence of any such filing. The Secured Party shall have no obligation to make any such expenditures nor shall the making thereof relieve each Debtor of its obligation to make such expenditures. Except as otherwise provided herein, the Secured Party shall have no duty as to the collection or protection of the Collateral nor as to the preservation of any rights pertaining thereto.

         SECTION 8. SET-OFF RIGHTS. Regardless of the adequacy of any Collateral or any other means of obtaining repayment for any Obligations, the Secured Party may, at any time after an Event of Default has occurred and from time to time, without notice to each Debtor (any such notice being expressly waived by each Debtor) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from the Secured Party to each Debtor or subject to withdrawal by each Debtor and any other property and securities at any time in the possession or control of the Secured Party (except for any IRA, Keogh, payroll or trust accounts) against any Obligations, whether or not the Secured Party shall have made any demand for such Obligations and although such Obligations may be contingent or unmatured.

         SECTION 9. FINANCIAL STATEMENTS. Each Debtor shall annually, within ninety-five (95) days after the close of the fiscal year for each Debtor, furnish to the Secured Party financial statements of each Debtor, including a balance sheet as of the close of such year and statements of income and retained earnings for such year, prepared in accordance with generally accepted accounting principles, consistently applied from year to year, and certified by independent public accountants for each Debtor reasonably acceptable to the Secured Party. If requested by the Secured Party, each Debtor shall also provide quarterly financial statements of each Debtor, similarly prepared for each of the first three quarters of each fiscal year, certified (subject to normal year-end audit adjustments) by the chief financial officer of each Debtor and furnished to the Secured Party within fifty (50) days following the end of the quarter, and such other financial information as may be reasonably requested by the Secured Party.

         SECTION 10. DEFAULTS. The occurrence of any of the following events which occurs as to any one of the Debtors shall constitute an event of default as to each and every Debtor ("Event of Default") under this Agreement.

       (a) Any Debtor fails to pay principal or interest under any Note when due and such failure to pay continues for five (5) consecutive days.

       (b) Any Debtor fails to pay any other Obligation when due and such failure to pay continues for ten (10) consecutive days following written notice from the Secured Party.

       (c) Any Debtor fails to maintain insurance as required by Section 5 above. Any Debtor fails to perform any other covenant, agreement or obligation contained herein or in any agreement, instrument or other document evidencing, securing or otherwise delivered in connection with the Obligations and such failure continues for thirty (30) consecutive days following written notice from Secured Party.

       (d) There is a loss, theft or substantial damage of or to the Collateral, which is uninsured and which, in the aggregate exceeds $500,000 of Secured Party's cost of Collateral, or the issuance of an injunction against any Debtor affecting any of the Collateral.

       (e) There is a default under any agreement relating to any Collateral, having a material adverse effect on the Collateral.

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       (f)    Any Debtor ceases to exist or terminates its independent
              operations by reason of any discontinuance, dissolution, liquidation, or sale of substantially all of its assets in one transaction or a series of related transactions, or otherwise ceases doing business as a going concern.

       (g) Any Debtor merges into or with any corporation or other legal entity, other than another Debtor, and a Debtor is not the surviving corporation or the surviving legal entity.

       (h) Any Debtor (i) applies for, or consents to, the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official for itself or for all or a substantial part of its property, (ii) makes a general assignment for the benefit of its creditors, (iii) commences a voluntary case under the United States Bankruptcy Code, as now or hereafter in effect, seeking liquidation, reorganization or other relief with respect to itself or its debts, (iv) files a petition seeking to take advantage of any other law providing for the relief of debtors, (v) takes any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, (vi) convenes a meeting of its creditors or
              (vii) takes any corporate action for the purpose of effecting any of the foregoing.

       (i) A proceeding or case is commenced, without the application or consent of the applicable Debtor, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up of any Debtor or composition or readjustment of the debts of any Debtor, (ii) the appointment of a trustee, receiver, custodian, liquidator or similar official for any Debtor or for all or any substantial part of its assets, or (iii) similar relief with respect to any Debtor under any law providing for the relief of debtors and such proceeding or case under any of the foregoing subsections shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days; or an order for relief is entered with respect to any Debtor in an involuntary case under the United States Bankruptcy Code, as now or hereafter in effect, or an action under the laws of the jurisdiction of incorporation or organization of any Debtor, similar to any of the foregoing, is taken with respect to any Debtor without its application or consent and shall continue unstayed and in effect for a period of sixty (60) days.

       (j) Any Debtor makes any representation or warranty herein or in any statement or certificate at any time given in writing pursuant to, or in connection with, this Agreement or the Obligations, which is false or misleading in any material respect at the time when made.

       (k) Any Debtor defaults under any promissory note, credit agreement, loan agreement, conditional sales contract, guaranty, lease, indenture, bond, debenture or other material obligation whatsoever, and a party thereto or a holder thereof is entitled to accelerate the obligations of any Debtor thereunder; or any Debtor defaults in meeting any of its trade, tax or other current obligations as they mature, unless such obligations are being contested diligently and in good faith, and all of the above, in the aggregate, exceed $5,000,000.

       (l) Any party to any guaranty, letter of credit, subordination or credit agreement or other undertaking, given for the benefit of the Secured Party and obtained in connection with this Agreement or the Obligations, breaches, fails to continue, contests, or purports to terminate or to disclaim such guaranty, letter of credit, subordination or credit agreement or other undertaking; or such guaranty, letter of credit, subordination agreement or other undertaking becomes unenforceable while any of the Obligations remain outstanding; or a guarantor of this Agreement shall die, cease to exist or terminate its independent operations; or any event or condition set forth in subsections (c), (f), (g), (h), (i),
              (j) or (k) of this Section 10 shall occur with respect to any guarantor or to the person responsible, in whole or in part, for the payment or performance of the Obligations.

         SECTION 11.  SECURED PARTY'S RIGHTS AND REMEDIES.

         11.1 Upon the occurrence of an Event of Default, the Secured Party, at its sole option, upon its declaration, and to the extent not inconsistent with applicable law, may exercise any one or more of the following remedies.

         (a) The Secured Party may, at its option, without notice or demand, cause all of the Obligations including, without limitation, all principal and interest due or to become due under all Notes to become immediately due and payable and take immediate possession of the Collateral; for that purpose, the Secured Party may, so far as each Debtor can give authority therefor, enter upon any premises on which any of the Collateral is situated and remove the same therefrom or remain on such premises and in possession of such Collateral for purposes of conducting a sale or enforcing the rights of the Secured Party. Each Debtor will, upon demand, assemble the Collateral and make it available to the Secured Party at a place and time designated by the Secured Party that is reasonably convenient to both parties.

         (b) The Secured Party may collect and receive all income and proceeds with respect to the Collateral and exercise all rights of any Debtor with respect thereto.

         (c) The Secured Party may sell, lease or otherwise dispose of the Collateral at a public or private sale, with or without having the Collateral at the place of sale, and upon such terms and in such manner as the Secured Party may determine, and the Secured Party may purchase any Collateral at any such public sale or such private sale to the extent permitted by law. Unless the Collateral threatens to decline rapidly in value or is of the type customarily sold on a recognized market, the Secured Party shall send to each Debtor prior written notice (which, if given within ten (10) days of any sale, shall be deemed to be reasonable) of the time and place of any public sale of the Collateral or of the time after which any private sale or other disposition thereof is to be made. Each Debtor agrees that, upon any such sale, the Collateral shall be held by the purchaser free from all claims or rights of every kind and nature including any equity of redemption or similar rights, and all such equity of redemption and similar rights are hereby expressly waived and released by each Debtor. In the event any consent, approval or authorization of any governmental agency is necessary to effectuate any such sale, each Debtor shall execute all applications or other instruments as may be required.

         (d) In any jurisdiction where the enforcement of its rights hereunder is sought, the Secured Party shall have, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code.

         11.2 IMMEDIATE ACCELERATION. Upon the occurrence of an Event of Default described in subsection 10(g) and (h), the remedy set forth in subsection 11.1(a) shall be deemed to have been exercised immediately and automatically without any act or declaration of the Secured Party and all Obligations including, without limitation, all principal and interest due or to become due under the Notes shall be immediately due and payable.

         11.3 REPAIR OF COLLATERAL. Prior to any disposition of Collateral pursuant to this Agreement, the Secured Party may, at its option, cause any of the Collateral to be repaired or reconditioned (but not upgraded unless mutually agreed) in such manner and to such extent as to make it saleable. The costs of any such repair or reconditioning shall be deemed to be part of the Obligations under this Agreement, so long as Lessor determines in good faith that such repair or reconditioning will increase the value of the Collateral.

         11.4 EXPENSES; DEFICIENCY. The Secured Party shall be entitled to retain and to apply the proceeds of any disposition of the Collateral, FIRST, to its reasonable expenses of retaking, holding, protecting and maintaining, and preparing for disposition and disposing of, the Collateral, including reasonable attorneys' fees and other legal expenses incurred by it in connection therewith; and SECOND, to the payment of the Obligations in such order of priority as the Secured Party shall determine. Any surplus remaining after such application shall be paid to each Debtor or to whomever may be legally entitled thereto, provided that, in no event, shall each Debtor be credited with any part of the proceeds of the disposition of the Collateral until such proceeds shall have been received in cash by the Secured Party. Each Debtor shall remain liable for any deficiency.

         SECTION 12. WAIVERS. Each Debtor waives presentment, demand, notice, protest, notice of acceptance of this Agreement, notice of any loans made, credit or other extensions granted, Collateral received or delivered or any other action taken in reliance hereon, and all other demands and notices of any description, except for such demands and notices as are expressly required to be provided to each Debtor under this Agreement or any other document evidencing the Obligations. With respect to both the Obligations and the Collateral, each Debtor assents to any extension or postponement of the time of payment or any other forgiveness or indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon, and the settlement, compromise or adjustment of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable. The Secured Party shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties or relating to the Collateral. The Secured Party may exercise its rights with respect to the Collateral without resorting, or regard, to other collateral or sources of reimbursement for Obligations. The Secured Party shall not be deemed to have waived any of its rights with respect to the Obligations or the Collateral unless such waiver is in writing and signed by the Secured Party. No delay or omission on the part of the Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not bar or waive the exercise of any right on any future occasion. All rights and remedies of the Secured Party in the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, are cumulative and not exclusive of any remedies provided by law or any other agreement, and may be exercised separately or concurrently.

         SECTION 13. EXPENSES. Each Debtor shall, on demand, pay or reimburse the Secured Party for all reasonable expenses (including reasonable and documented attorneys' fees of outside counsel or allocation costs of in-house counsel) incurred or paid by the Secured Party in connection with the enforcement of this Agreement, up to three (3) on-site periodic examinations of the Collateral in each calendar year, and any other amounts permitted to be expended by the Secured Party hereunder including, without limitation, such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, and priority of any security interest created hereby, the collection, sale or other disposition of any of the Collateral, or the exercise by the Secured Party of any of the rights conferred upon it under this Agreement. The obligation to pay any such amount shall be an additional Obligation secured by the Collateral and each such amount shall bear interest from the time of demand at the rate per annum equal to the rate of interest announced, from time to time, by BankBoston, N.A., or its successor and assigns, at its head office as its Base Rate plus 6%, or 18% per annum, whichever is less. If such rate violates applicable law, the rate shall be the maximum rate of interest per annum allowed by such law.

         SECTION 14. NOTICES. Any demand upon or notice to each Debtor that the Secured Party may give shall be effective when delivered by hand, properly deposited in the mails postage prepaid, or sent by telex, answerback received, or electronic facsimile transmission, receipt acknowledged, or delivered to a telegraph company or a nationally recognized overnight courier, in each case addressed to each Debtor at the address shown at the beginning of this Agreement or as it appears on the books and records of the Secured Party. Demands or notices addressed to any other address at which the Secured Party customarily communicates with each Debtor also shall be effective. Any notice by each Debtor to the Secured Party shall be given as aforesaid, addressed to the Secured Party at the address shown at the beginning of this Agreement or such other address as the Secured Party may advise each Debtor in writing.

         SECTION 15.  SUCCESSORS AND ASSIGNS.

         15.1 EACH DEBTOR SHALL NOT SELL, TRANSFER, ASSIGN, CONVEY OR PLEDGE ANY OF ITS RIGHTS AND/OR OBLIGATIONS UNDER THIS AGREEMENT OR ANY NOTE WITHOUT THE PRIOR WRITTEN CONSENT OF THE SECURED PARTY. Any such sale, transfer, assignment, conveyance or pledge, whether by operation of law or otherwise, without the prior written consent of the Secured Party, shall be void.

         15.2 This Agreement shall be binding upon each Debtor, its successors and assigns, and shall inure to the benefit of, and be enforceable by, the Secured Party, its successors and assigns. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING SENTENCE, THE SECURED PARTY MAY ASSIGN OR OTHERWISE TRANSFER ANY AGREEMENT OR ANY NOTE HELD BY IT EVIDENCING, SECURING OR OTHERWISE EXECUTED IN CONNECTION WITH THE OBLIGATIONS, OR SELL PARTICIPATIONS IN ANY INTEREST THEREIN, TO ANY OTHER PERSON OR ENTITY, AND SUCH OTHER PERSON OR ENTITY SHALL THEREUPON BECOME VESTED, TO THE EXTENT SET FORTH IN THE AGREEMENT EVIDENCING SUCH ASSIGNMENT, TRANSFER OR PARTICIPATION, WITH ALL THE RIGHTS IN RESPECT THEREOF GRANTED TO THE SECURED PARTY UNDER THIS AGREEMENT.

         SECTION 16. GENERAL. This Agreement may not be amended or modified except by a writing signed by each Debtor and the Secured Party, nor may any Debtor assign any of its rights hereunder. This Agreement and the terms, covenants and conditions hereof shall be construed in accordance with, and governed by, the laws of The Commonwealth of Massachusetts, without giving effect to any conflict-of-laws provisions contained therein. In the event that any Collateral or any deposit or other sum due from or credited by the Secured Party is held or stands in the name of each Debtor and another, or others jointly, the Secured Party may deal with the same for all purposes as if it belonged to, or stood in the name of, each Debtor alone.

         SECTION 17. SECTION HEADINGS. Section headings are for convenience of reference only and are not a part of this Agreement.

         SECTION 18. CONSENT TO JURISDICTION. Each Debtor further agrees that any suit based upon or arising out of this Agreement, the Notes, any related agreements, the Collateral or the dealings or the relationship between or among each Debtor and the Secured Party, and the successors and assigns of the Secured Party, may be brought in the courts of The Commonwealth of Massachusetts or any Federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon each Debtor by mail in the manner specified in
Section 14 hereof. Each Debtor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient forum.

         SECTION 19. JURY WAIVER. THE SECURED PARTY (BY ITS ACCEPTANCE HEREOF) AND EACH DEBTOR AGREE THAT NEITHER OF THEM, NOR ANY ASSIGNEE OR SUCCESSOR, SHALL (a) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, THE NOTES, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (b) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE SECURED PARTY AND EACH DEBTOR AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE SECURED PARTY NOR EACH DEBTOR HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         SECTION 20. IRREVOCABLE LIMITED POWER OF ATTORNEY. WITHOUT LIMITING THE GENERALITY OF ANY OTHER POWER OF ATTORNEY SET FORTH HEREIN OR IN THE RELATED DOCUMENTS, EACH DEBTOR HEREBY IRREVOCABLY APPOINTS THE SECURED PARTY, AND ANY OTHER OFFICER OR AGENT OF THE SECURED PARTY, WITH FULL POWER OF SUBSTITUTION, AS ITS TRUE AND LAWFUL AGENTS AND ATTORNEYS IN FACT ("ATTORNEYS IN FACT") TO PREPARE, SIGN, DELIVER AND FILE, IN NAME, PLACE AND STEAD OF EACH DEBTOR, ANY AND ALL FINANCING STATEMENTS IN CONNECTION HEREWITH AS SAID ATTORNEYS IN FACT MAY DEEM APPROPRIATE. TO THE EXTENT PERMITTED BY LAW, EACH DEBTOR HEREBY RATIFIES EACH AND EVERY ACT THAT SAID ATTORNEYS IN FACT MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF, PROVIDED THAT, AS TO THE STATEMENTS GRANTING THE SECURITY INTEREST OR PROVIDING INITIAL NOTICE OF SECURED PARTY'S INTEREST IN THE EQUIPMENT ONLY, AND NOT AS TO ANY CONTINUATION OR ASSIGNMENT THEREOF, THE CONTENT OF SUCH FINANCING STATEMENTS AND THE LOCATION OF FILING LOCATIONS HAVE BEEN PREVIOUSLY APPROVED BY DEBTOR, WHICH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED. THIS POWER OF ATTORNEY IS A POWER COUPLED WITH AN INTEREST AND IS IRREVOCABLE. THIS POWER OF ATTORNEY IS NOT INTENDED TO CREATE AN ATTORNEY/CLIENT RELATIONSHIP BETWEEN THE PARTIES.

         SECTION 21. RULES OF INTERPRETATION. The following rules of interpretation shall apply to this Agreement, the Notes and any related agreement: (i) a reference to any document or agreement shall include such document or agreement as amended, modified or supplemented, from time to time, in accordance with its terms; (ii) the singular includes the plural and the plural includes the singular; (iii) a reference to any law includes any amendment or modification to such law; (iv) a reference to any party includes its permitted successors and permitted assigns; (v) accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer; (vi) the words "include," "includes" and "including" are not limiting; (vii) all terms not specifically defined herein or by generally accepted accounting principles that are defined in the Uniform Commercial Code shall have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code; (viii) the words "herein," "hereof," "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement; and (ix) unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

[LOGO]
BANKBOSTON.
BancBoston Leasing Inc.

         IN WITNESS WHEREOF, each Debtor has caused this Agreement to be duly executed as an instrument under seal as of the date first written above.

BANCBOSTON LEASING, INC.                  MORSE SHOE, INC.

By:   /s/ Jane M. Leo                     By:       /s/ Philip G. Rosenberg
    ---------------------------               ---------------------------------
Title:  Assistant Vice President          Title:  Executive Vice President

                                          JBI, INC.

                                          By:       /s/ Philip G. Rosenberg
                                              ---------------------------------
                                          Title:  Executive Vice President

                                          THE CASUAL MALE, INC.

                                          By:       /s/ Philip G. Rosenberg
                                              ---------------------------------
                                          Title:  Executive Vice President


                                          WGS CORPORATION

                                          By:       /s/ Philip G. Rosenberg
                                              ---------------------------------
                                          Title:  Executive Vice President

                                          TCMB&T, INC.

                                          By:       /s/ Philip G. Rosenberg
                                              ---------------------------------
                                          Title:  Executive Vice President